As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-75368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	84-1290152
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

One Sugar Creek Blvd., 5th Floor

Sugar Land, Texas 77478

(281) 504-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Consulting Agreements and Legal Services Agreement

(Full title of the Plan)

Charles E. Ramey
Chief Executive Officer
US Dataworks, Inc.

One Sugar Creek Blvd., 5th Floor

Sugar Land, Texas 77478

(281) 504-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack D. Loftis, Jr.

Loftis Law Firm

One Sugar Creek Center Blvd., 5th Floor

Sugar Land, TX 77478

(281) 504-8070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	Accelerated Filer	Accelerated Filer

Non-Accelerated Filer		Smaller Reporting Company ☒

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement filed with the Securities and Exchange Commission on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-75368, filed with the Securities and Exchange Commission on December 18, 2001, registering 538,857 shares of the Company’s common stock (the “Securities”) under and pursuant to certain consulting agreements and a certain legal services agreement.

The Company has terminated all offerings of the Securities pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of the Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on May 14, 2013.

US Dataworks, Inc.

By:	/s/ Charles E. Ramey
Charles E. Ramey, CEO

May 14, 2013

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Charles E. Ramey	Chief Executive Officer, Director	May 14, 2013
Charles E. Ramey	(Principal Executive Officer)

/s/ Randall J. Frapart	Chief Financial Officer	May 14, 2013
Randall J. Frapart	(Principal Financial Officer)

/s/ Joseph Saporito	Director	May 14, 2013
Joseph Saporito

/s/ J. Patrick Millinor	Director	May 14, 2013
J. Patrick Millinor

/s/ John L. Nicholson, M.D.	Director	May 14, 2013
John L. Nicholson, M.D.

/s/ Thomas L. West, Jr.	Director	May 14, 2013
Thomas L. West, Jr.